UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2024

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
4.875% Non-Cumulative Preferred Stock, Series G	AGM.PRG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 15, 2024, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) issued a press release to announce that it intends to provide notice to redeem all outstanding shares of its 6.00% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (“Series C Preferred Stock”). A copy of the press release is attached to this report as Exhibit 99.

The information furnished in this Item 7.01, including information related to the intended redemption of the Series C Preferred Stock included in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, nor will any of such information or Exhibit be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 15, 2024, the Board of Directors (“Board”) of Farmer Mac declared a quarterly dividend on each of Farmer Mac’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non-Voting Common Stock. The quarterly dividend of $1.40 per share of common stock will be payable on June 28, 2024, to holders of record of Farmer Mac’s common stock as of June 14, 2024.

Also on May 15, 2024, the Board declared a dividend on each of Farmer Mac’s five classes of preferred stock – Series C Preferred Stock, 5.700% Non-Cumulative Preferred Stock, Series D (“Series D Preferred Stock”), 5.750% Non-Cumulative Preferred Stock, Series E (“Series E Preferred Stock”), 5.250% Non-Cumulative Preferred Stock, Series F (“Series F Preferred Stock”), and 4.875% Non-Cumulative Preferred Stock, Series G (“Series G Preferred Stock”). The quarterly dividend of $0.375 per share of Series C Preferred Stock, $0.35625 per share of Series D Preferred Stock, $0.359375 per share of Series E Preferred Stock, $0.328125 per share of Series F Preferred Stock, and $0.3046875 per share of Series G Preferred Stock is for the period from but not including April 17, 2024, to and including July 17, 2024. The dividend on each of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock will be payable on July 17, 2024, to holders of record of those classes of preferred stock, respectively, as of July 2, 2024. Each share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock has a par value and liquidation preference of $25.00 per share.

Information about the dividends declared by the Board on May 15, 2024, is also included in the press release attached to this report as Exhibit 99, and the information related to the dividends is incorporated by reference into this report. All references to www.farmermac.com in Exhibit 99 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this report.

On May 15, 2024, Farmer Mac announced that it intends to redeem all of its outstanding 3,000,000 shares of Series C Preferred Stock. Any redemption of the Series C Preferred Stock will not affect the payment of the dividends declared on the Series C Preferred Stock on July 17, 2024, as described above.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

99	Press Release dated May 15, 2024.
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Stephen P. Mullery
                         Name: Stephen P. Mullery
                         Title: Executive Vice President – General Counsel

Dated: May 15, 2024